UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 22, 2011

Anadys Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5871 Oberlin Drive, Suite 200, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 530-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 22, 2011 the Board of Directors of Anadys Pharmaceuticals, Inc. approved an increase in the size of the Board from seven to eight directors and appointed Brian S. Posner as a director of the Company. Mr. Posner’s potential Board of Director Committee appointments have not been determined as of August 24, 2011, the date of the filing of this Current Report on Form 8-K.

In connection with his appointment to the Board, and pursuant to the Company’s Amended and Restated Non-Employee Director Stock Option Plan, Mr. Posner received a stock option grant to purchase 25,000 shares of the Company’s common stock. As a non-employee director, Mr. Posner will receive compensation in accordance with the Company’s non-employee director compensation program, which is summarized in the Company’s Proxy Statement on Schedule 14A under the heading "Compensation of Directors" filed with the Securities and Exchange Commission on April 8, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anadys Pharmaceuticals, Inc.

August 24, 2011	By:	/s/ Peter T. Slover

Name: Peter T. Slover
Title: VP, Finance and Operations